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                                                                     EXHIBIT 3.2

[SEAL(STATE OF OREGON)]Phone: (503) 986-2200
                       Fax:   (503) 378-4381    ARTICLES OF AMENDMENT--BUSINESS/
                                                PROFESSIONAL/NONPROFIT
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Secretary of State                 Check the appropriate box below:
Corporation Division
255 Capitol St. NE. Suite 151      / / BUSINESS/PROFESSIONAL CORPORATION
Salem, OR 97310-1327                   (Complete only 1,2,3,4,6,7)

                                   / / NONPROFIT CORPORATION
                                       (Complete only 1,2,3,5,6,7)
Registry Number: 480168-85

Attach Additional Sheet if Necessary
Please Type or Print Legibly, in Black Ink

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1) NAME OF CORPORATION PRIOR TO AMENDMENT     Columbia Bankcorp

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

                                 See attached.
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3) THE AMENDMENT WAS ADOPTED ON:  April 29, 1997
   (if more than one amendment was adopted, Identify the date of adoption of each amendment.)

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                     BUSINESS/PROFESSIONAL CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT

/X/ Shareholder action was required to adopt the amendment(s). The vote was as follows.

 Class or         Number of        Number of           Number of       Number of
series of          shares        votes entitled       votes cast      votes cast
 shares          outstanding       to be cast            FOR            AGAINST
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common            2,255,641        2,255,641           1,655,992        168,681
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/ / Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ / The corporation has not issued any shares of stock. Shareholder action was not to adopt the amendment(s). The amendment(s) was adopted by the incorportors or by the board of directors.

                           NONPROFIT CORPORATION ONLY

5) CHECK THE APPROPRIATE STATEMENT

/ / Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

/ / Membership approval was required. The membership vote was as follows:

Classes        Number of             Number of      Number of       Number of
entitled    members entitled      votes entitled    votes cast     votes cast
to vote         to vote             to be cast          FOR          AGAINST
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6) EXECUTION

   Printed Name                    Signature       Title

     Bennett H. Goldstein, Esq.       /s/             Attorney for Corporation
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7) CONTACT NAME                              DAYTIME PHONE NUMBER

          Bennett H. Goldstein, Esq.                      (503) 294-0940
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                                                              FEES
                                                  Make check for $10 payable to
                                                     "Corporation Division"



                                                  NOTE: Filing fees may be paid
                                                  with VISA or Mastercard. The
                                                  card number and expiration
                                                  date should be submitted on a
                                                  separate sheet for your
                                                  protection.

CR113 (Rev 5/96)
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                            ATTACHMENT TO FORM CR113

                                Columbia Bancorp

                             Registry No. 480168-85

     By a vote of the shareholders taken on April 29, 1997, Article II, Section
(1) of the Articles of Incorporation of Columbia Bancorp was amended as follows:

     Prior to Amendment:

     "(1) The Corporation is authorized to issue 4,000,000 shares of Common Stock."

     After Amendment:

     "(1) The Corporation is authorized to issue 10,000,000 shares of Common Stock."